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                                                               Exhibit 10.11(a)

Amendment to Statement of Policy Regarding Executive Severance Pay Bonus Program

     On November 14, 2000, the Board of Directors of the Company approved the following amendment to the Statement of Policy Regarding Executive Severance Pay Bonus Program to increase from $75,000 to $125,000 the maximum Amount of Severance Bonus Pay in section 7 of the Statement of Policy Regarding Executive Severance Pay Bonus Program by removing the phrase "lesser of (i) $75,000" from section 7 of the Program and substituting the phrase "lesser of (i) $125,000".